Form C

Cover Page

Name of issuer:

Parvenu Fundraising, Inc

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: VA
Date of organization: 12/22/2017

Physical address of issuer:

718 7th St NW
Washington DC 20001

Website of issuer:

http://www.parvenunext.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

76,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $76,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$76,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

12/14/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$1,003.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($1,010.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Parvenu Fundraising, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Patrick Hoban	Co-founder	Parvenu	2017
Johnny Li	Co-founder	Parvenu	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Patrick Hoban	Co-founder & CEO	2017
Krista Conley	Business Development	2018
Johnny Li	COO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Johnny Li	3600.0 Common Stock	47.5
Patrick Hoban	3600.0 Common Stock	47.5

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

An investment in the securities offered hereby is highly speculative and involves a high degree of risk. You are urged to carefully consider the risk factors described below and to retain your own professional advisors to review and evaluate the economic, tax and other consequences of an investment in these securities, and you are not to construe the contents of this Memorandum, or any other information Parvenu furnishes, as legal, financial or tax advice. These risk factors are not intended to represent a complete list of the general or specific risks that may affect Parvenu and its business. There may be other significant risks, now or in the future that are not described herein, and the risks listed below may affect Parvenu to a greater extent than indicated. Additional risks, including those that are currently deemed immaterial, may also have a materially adverse effect upon Parvenu, its operations or financial condition and/or an investment in our securities. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. You should be able to bear a complete loss of your investment.

The company relies on third parties for many aspects of operations. Any interruption in availability of these services could negatively impact our own services.

As first to market in the US for personalized giving at POS, we can expect future competitors to emerge. Our intellectual property may serve as a barrier to entry for competitors if our patent application results in an issued patent, but this may not occur.

Handling financial data is heavily regulated by PCI compliance. Security threats and cyberattacks are a risk. We mitigate this risk by using third party payment players to tokenize sensitive data and reduce risk and lower the burden of PCI compliance, but still consider this a risk as technology is rapidly evolving.

Rules and regulations vary by state and may change. While we will rely on our legal counsel and on members of our advisory board to provide industry insights into regulation changes, this still poses a risk to the company.

Amazon Go may become commercialized and sold to retailers, making checkout counters less relevant.

Shoppers may not like the pre-checked donation box, which poses a risk to the model. Having tested pre-check across 5 stores, we got a 25% success rate with 0 customer complaints, compared to the 8% success rate of campaigns that ask yes or no questions. If we receive pushback in the future, we can allow retailers to disable the pre-check feature.

Retailers may not want to raise money for new causes and dilute the causes they already care about.

As a startup organization, the company is still very dependent on its co-founders. If anything catastrophic were to happen to the company's founding team, the future of the company may be compromised. Krista Conley, Business Development Manager, is also part-time officer which may inhibit the company's growth compared to if she was a full-time worker.

The company currently has more liabilities than assets so investors are unlikely to be returned any capital should the company close down.

Parvenu is an early stage company incorporated on December 22, 2017. Accordingly, our operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses and also no generated revenue to date.

While we have run pilots with retailers before, this does not guarantee we will be able to expand our business far enough to generate meaningful revenue.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$76,000**

Use of Proceeds: 10% -- development of MVP demonstration project, along with 5 month rollout plan

45% -- salaries for employees

40% -- legal and misc.

5% -- Wefunder intermediary fee.

If we raise: **$249,845**

Use of Proceeds: 15% -- complete development of MVP demonstration project, along with long-term rollout plan

40% -- salaries for employees

15% -- Operations and marketing

25% -- legal and misc.

5% -- Wefunder intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 15% -- Complete technology development and do full roll-out

40% -- salaries for employees

20% -- Operations and marketing

20% -- legal and misc.

5% -- Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (90%) , or
- (ii) if the valuation for the company is more than **$4 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $110,000 of the securities, investors will receive a valuation cap of $4,000,000 and a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10000	7579	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Upon conversion, investors in the Wefunder SAFE agreement will receive preferred stock. Preferred stock has liquidation preferences over common stock. Preferred stock does not have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor may have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's SAFE may decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

The SAFEs being offered are not equity, so, in addition to having no voting rights, they do not otherwise represent an ownership interest in the Company unless and until they convert.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities may decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**.
As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the product of a) the price of the **Preferred Stock** being issued to new Investors and b) the applicable discount rate, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors may receive upon conversion of the SAFE, and/or the total value of the Company's capitalization, will be determined by our **board of directors**.
Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

Upon conversion of the SAFE, an Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which may dilute the percentage interest of the Investor in the Company upon conversion of the SAFEs or thereafter. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's ultimate interest in the Company upon conversion of the SAFE or thereafter.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. If the SAFEs convert, the Investor is likely to be a minority owner of the Company. As a holder of a SAFE or as a minority owner of the Company upon conversion of the SAFEs, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for investors. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Patrick Hoban and Johnny Li
Issue date	12/22/17
Amount	$15,000.00
Outstanding principal plus interest	$15,000.00 as of 06/28/18
Interest rate	0.0% per annum
Current with payments	Yes

This is a related party loan from members of the LLC to the company. Although there is expectation of repayment in the future as the company generates revenue, but there are no formal terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Johnny Li and Patrick Hoban
Amount Invested	$15,000.00
Transaction type	Loan
Issue date	12/22/17
Outstanding principal plus interest	$15,000.00 as of 06/28/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Founders of company

This is a related party loan from members of the LLC to the company. Although there is expectation of repayment in the future as the company generates revenue, but there are no formal terms.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

"Would you like to donate $1 to a hunger charity?" - Grocery store chain

Shoppers are loyal to brands that can deliver a personalized experience. Until now, a grocery store would only raise donations for a food-related charity.

Our platform makes the ask personal; it asks the mom getting diapers to give to the children's hunger charity, the lady behind her grabbing dog food to donate to the local animal shelter, and the man refilling his dad's medicine to donate to research for a cure.

Our vision is for Parvenu's fundraising platform to become an essential component of chain retailers' loyalty programs. Shoppers will be rewarded for giving in-store, online, and on mobile; retailers will be rewarded with loyal shoppers.

Everywhere there is the retail business, Parvenu is compatible. We dream of creating a true culture of giving to create a social impact that transforms routine shopping into a meaningful experience. We are using technology to create a movement for social change!

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Parvenu Fundraising, Inc was incorporated in the State of Virginia in December 2017.

Since then, we have:

- Team with multiple exits (acquisitions), fundraising expertise, and patent-pending technology (pending patent owned by Parvenu)
- Our initial tests without an AI-based MVP outperformed standard charity checkout by tripling the donation rate from 8% to 25% in beta testing across 5 stores
- Partnerships with major FinTech players, such as Verifone, Ingenico, First Data, and Worldpay
- Positioned to be first to market in US, with a proven business model in Europe
- Completed SEED SPOT's top-ranked incubator and received up to $100,000 of AWS credits to minimize upfront costs
- Prior to Parvenu, Patrick ranked among the top fundraisers in the nation after single-handedly raising $350,000+ for The Nature Conservancy and Save the Children
- Patrick is an Amazon best-selling strategy author

Historical Results of Operations

Our company was organized in December 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $1, including $0 in cash.
- *Net Loss.* The Company has had net losses of $1,010 for 2017.
- *Liabilities.* The Company's liabilities totaled $1,003 for 2017.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months either from traditional VC's or through another crowdfunding campaign. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Parvenu Fundraising, Inc cash in hand is $0, as of May 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. To date, the company has been financed with contributed capital from friends, family, and founders. Our intent is to be profitable in 8 months. We have this expectation based off of a pilot we ran as well as future business projections from retail store research.

Since 2017, our operating costs have increased. Our expenses now include office rental, personnel, licenses, and other one-time expenses.

With the completion of a successful crowdfund campaign, we will see an increase in expenses over the next 3 - 6 months, as we allocate funds to marketing and development/hosting for our platform. If we are fully capitalized, we expect expenses to reach $50k around month 6. Although we can't guarantee it, we also expect revenues to catch up with expenses at month 8 after we begin generating revenue in month 5. We expect to be pre-revenue for the first 4-5 months of operations while we build out our MVP. The total cost of the project to reach profitability is estimated to be $250k.

In lieu of a successful fundraise, the founders will continue to bootstrap the operation, contribute the capital themselves, and look for other sources of capital.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.parvenunext.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Johnny Li
Krista Conley
Patrick Hoban

Appendix E: Supporting Documents

INVEST IN PARVENU

$61,864

raised of $76,000 minimum target from 99 investors

Raising More Money for Charity Through Artificial Intelligence

We believe businesses have a responsibility to improve their communities. One way retailers do this is by inviting shoppers to support charitable causes at the checkout counter. We're building a better charity checkout platform using AI-based personalization. Our system asks the lady grabbing dog food to donate to the animal shelter, the man refilling medication to give to research for a cure. This personalized engagement boosts brands and differentiates the retailer as a business that cares.



Co-founder & CEO
I am an experienced fundraiser who brings industry insights, sales, strategy, & vision. I previously authored 2 books and co-founded an app.


Parvenu Infographic Video
Verifone
Checkout
Dog Food.......... $3
Discount..........-$.50
Milk.................. $4
Chicken............ $8
Animal Shelter.... $1
Subtotal $15.50
Tax $1.37
Total $16.87
Discount + Donation
CREDIT
DEBIT
CASH
You can chip in $1 to help the Humane Society, right?
THE HUMANE SOCIETY OF THE UNITED STATES
GOAL
Feed 100 Dogs
CHARITY NAVIGATOR
Four Star Charity
$500 $1,000 $1,500 $2,000 $2,500

$ 100 min

Invest

REMIND ME (118)

What you are investing in

Future Equity (Wefunder SAFE)

$4M valuation cap

First $110K investors of this fundraise will invest in a SAFE with a $4M valuation cap and 20% discount.

20.0% discount

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $4M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$149+
We'll launch a pilot program with the local store of your choosing. Be part of the change.

$249+
Patrick and Johnny met while traveling to play Yu-Gi-Oh. Patrick

Why you may want to invest

1. Our technology outperformed standard charity checkout by tripling the donation rate from 8% to 25% in beta testing across 5 stores.
2. Team has two successful startup exits and a CEO with fundraising expertise.
3. Partnerships with major FinTech players such as Verifone, Ingenico, First Data, and Worldpay.
4. Positioned to be first to market in the U.S. after the business model was proven in Europe.
5. Completed SEED SPOT's top-ranked incubator and received $100,000 of AWS credits to minimize upfront costs.
6. Prior to Parvenu, our founder, Patrick, ranked among the top fundraisers in the nation for The Nature Conservancy and Save the Children.
7. Patrick is the Amazon best-selling strategy author of Road of the King.
8. Our technology is proprietary under a provisional patent.

Our Ambition

Our vision is to become an essential component of retail loyalty programs, as our platform engages shoppers in the store, on their mobile devices, and online. By transforming traditional charity donations into crowdfunding at checkout, we can create a culture of giving that transforms routine shopping into a meaningful experience. If successful, this will make us a huge player in a donation crowdfunding market expected to explode to $300 billion by 2025.

Parvenu_Crowdfunding_Pitch_Deck_6-28-18.pdf

Parvenu_Investor_and_Press_Kit.pdf

parvenunext.com

Washington, DC

has the most championship wins and playoff appearances in the world. We quit our jobs and started Parvenu on the assumption that how we managed resources in cards might translate to managing resources for a high-growth startup. Through our years of traveling and competing, we've picked up some incredible stories and we want to share them with you. Pick a format and we'll shout you out for investing to Patrick's nearly 8,000 Facebook followers, and write an entertaining story from the time period you chose.

$499+
One of Johnny's hobbies is he loves to rap. Pick a topic and he'll drop some bars.

$999+
30 minute video call with Patrick to talk about whatever you want; Parvenu's vision, cards, how we can collaborate to save the world together, or anything else!

$2,499+
Receive a limited edition hard copy of Patrick's best selling book, Road of the King, with a personalized Thank You message with your name published on the title page and shipped to your door.

$4,999+
Parvenu's team will take you to lunch or dinner from our DC office.

$9,999+
We'll use Parvenu's platform to raise money for the charity you care about most!

see less

tech · software · retail · advertising · artificial intelligence · fund · b2b · ecommerce · api · community · saas · crowdfunding · smart cities · social · fin tech · social impact · sustainability · mobile · payments · services · sharing economy

Why I Like Parvenu

AI-powered fundraising is a stroke of genius - it boosts customer participation for worthy causes without disrupting the checkout process - a total game changer!



Henry Shi

PARVENU TEST CUSTOMER AND INVESTOR, TEXAS PANIC ROOM

THE BUZZ ABOUT PARVENU

> *When you think of technology that changes society, you realize that an idea like Parvenu is not only such a technology, but it's one you wish you had thought of. Honestly, I can no longer imagine a future where AI checkout doesn't exist.*

Frazier Smith
YCS Champion and Parvenu Investor

> *I honestly don't know anyone who would ever bet on Patrick Hoban losing, so naturally I think everyone would be wise to invest in his new business.*

Kris Perovic
Control Systems Engineer and Parvenu Investor

BostInno

D.C.'s Parvenu is Removing Awkwardness from Charity Donating

If you've ever been awkwardly asked to donate money to a charity at a checkout counter, right after handing over money to that retail store, there is a startup that wants to fix the interaction.
July 13, 2018 @ americaninno.com

Technically | Brooklyn

How two former Yu-Gi-Oh! pros plan to make 'charity checkout' smarter - Technical.ly DC

When customers check out at retail stores, a screen sometimes pops up, prompting a charitable donation. In 2016 alone, such "charity checkout" campaigns raised more than $441 million. But what if those charitable asks were smarter? What if when you
July 9, 2018 @ technical.ly

Personalizing a Stale Retail Charity Checkout

Personalized Engagement Drives the Retail Industry

Retail options for in-store, online, and mobile are growing. Shoppers expect personalized engagement across all channels in exchange for brand loyalty, but many traditional retailers failed to create personalized engagement as well as their e-commerce competitors.

In 2017, almost 7,000 brick-and-mortar retail stores shut down. Meanwhile, Amazon has a market cap $179 billion higher than the next five retailers combined. As a result, in-store consumers expect a more personal experience than retailers have traditionally provided.

More than 80% of shoppers want personalization and expect details and offers tailored to them. Personalized content can increase overall sales by as much as 10%, and retailers see a 5-8x ROI on personalization spending.



82% of shoppers want personalization

Source: I.Me.Mine.


SEPHORA

Personalization delivers 5-8x ROI

Source: Accenture



+ 10% sales from personalization

Source: McKinsey & Company

Current Charity Checkout Builds Brand, but Lacks Personalization

Retailers demonstrate their brand's values to shoppers by helping the local community in a variety of different ways. A grocery store might ask shoppers to round up their purchase as a donation to an aligned cause such as a hunger charity. While storefront brands traditionally raise money for a single nonprofit, AmazonSmile excels at personalization by fundraising for nearly 1 million nonprofits. All too often, shoppers won't donate without feeling a personal connection to the cause. In addition, checkout campaigns have high overhead and low transparency.



No Personalization in Charity Checkout

Walmart gave grants of $1 million or more to 49 different nonprofits in 2015 alone, but until now, technology has limited their checkout fundraisers to only Children's Miracle Network Hospitals.


donate today!

Donors Lack Transparency

The #1 reason shoppers don't donate at checkout is not knowing where their money is going.


RED NOSE DAY

Current Options are Expensive

Walgreen's Red Nose Campaign has shoppers purchase a nose for $1, but only $.50 goes to helping children in poverty.

Our Platform Personalizes Charity Checkout and Incentivizes Customer Loyalty

Omnichannel - In-store, Mobile, and Online Point of Sale


Verifone
Checkout
Subtotal
Tax
Total
Discount + Donation
CREDIT
DEBIT
CASH
You can chip in $1 to help the Humane Society, right?
THE HUMANE SOCIETY OF THE UNITED STATES
GOAL
Feed 100 Dogs
CHARITY NAVIGATOR
$500 $1,000 $1,500 $2,000 $2,500
In-store

How It Works


Sample POS Application
Shopper is asked to donate
Shopper donates to aligned charity and is rewarded with future discount
Shopper purchases items at checkout
AI personalization shows a cause the shopper cares about, e.g., animal shelter if purchasing dog food
Loyalty to the store is created through personal engagement
Diapers
Children's Miracle Network Hospitals
Helping Local Kids
Alzheimer's Medicine
alzheimer's association
Dog Food
animal humane society

Raising More Money by Asking People to Donate to What they Already Care About

Parvenu's platform benefits retailers, shoppers, and nonprofits. Our patent-pending technology asks the mom getting diapers to give to the children's hunger charity, the lady behind her grabbing dog food to donate to the local animal shelter, and the man refilling his dad's medicine to donate to research for a cure. Shoppers are rewarded for donating with discounts on future purchases. This personalized engagement increases sales and builds brand loyalty, which empowers the retailer to differentiate themselves as a business that cares about their community.

We increase transparency and create engagement with shoppers by offering a beautiful and informative display at checkout that provides the specific project in the local community that benefits from the donation, a progress thermometer so shoppers know how close the project is to its funding goal, and the nonprofit's Charity Navigator ranking. Parvenu's pilot test tripled the success rate of traditional methods by raising the donation rate from 8% to 25% across 5 store locations.

Nonprofits that weren't previously displayed at checkout get a new source of donors at a fraction of the cost. Retailers enjoy all the benefits of our platform at no cost to them. We entirely eliminate the traditionally high upfront cost associated with nonprofit fundraising by charging a 10% transaction fee on donations collected.

Invest In Our Technology

Dear Investors,

We believe businesses have a responsibility to improve the communities they serve. These communities are all too often underserved, and charities are left to fill the void. I'm an experienced fundraiser after raising hundreds of thousands of dollars for incredible and innovative organizations like Save the Children and The Nature Conservancy. I know donors are concerned about how much of their money is going to the cause, who their donation directly benefits, and most importantly, that they share a personal connection with the cause. Parvenu operates at the intersection of technology and social impact to raise more money at a fraction of the cost for charities, create true transparency for donors so they know where their money is going, and build brand loyalty for retailers.

Walgreen's Red Nose Campaign asks shoppers to purchase a red nose for $1 to help children in poverty, but only half goes to the cause as only the profits from the nose are donated. Parvenu eliminates this unreasonably high overhead by using technology to let more money go to the people in need rather than using it to manufacture a prop. Donors gain full transparency by being informed of the specific project benefiting from their donation.

We raise more dollars by creating personalized engagement and asking people to give to causes they already care about. We've got an experienced team that has built and sold multiple companies. We have payment partnerships with industry leaders like Verifone and Ingenico, who recently released point of sale application marketplaces to provide distribution channels and make integration easy.

I invite you to become a part of what we're doing by investing in our technology. I'm available around the clock to answer your questions in the comment section. Let's create a culture of giving together!

Sincerely,


Patrick J. Hoban

Regulation Changes Spur Innovation at Point of Sale

A growing number of security breaches forced the U.S. to implement a "liability shift" that holds retailers accountable for the fraud that occurs in their store if the retailer doesn't upgrade to newer point of sale (POS) systems that provide higher security.

These newer POS systems are cloud-enabled and have significantly higher functionality, allowing for innovation at POS for the first time. These regulation changes make innovation affordable and scalable, and they also lower the burden of PCI Compliance by tokenizing sensitive financial data. We can now use APIs to integrate with every POS system, foregoing the expensive process of developing a separate integration for each system individually and allowing us to develop and scale new technology with cost-effectiveness.

$5B	$300B	25%	82%
Global crowdfunding market in 2018	Anticipated global crowdfunding market by 2025	Donation rate at our 5 beta-tested stores	Shoppers who want in-store personalization

Established Partnerships with Top Payment and Technology Players

Verifone Processes 50% of the World's Non-cash Transactions

Parvenu has API access to over 75 Verifone payment devices.

New Point of Sale App Stores Provide Distribution Opportunities

These new app stores let us reach more retailers faster.

Pilot Programs via Acquirers

Payment partnerships allow us to test with pilot programs.

Payment Partners Reduce the Scope of PCI Compliance

PCI Compliance, security compliance around credit cards payments, used to be cumbersome and expensive. Payment partners make compliance easy.

Incubated by SEED SPOT in Fall 2017

SEED SPOT provides Parvenu with a network of resources, support, connections, and mentors.

First to Market in the U.S., Proven Business Model in the UK

Parvenu is uniquely positioned to be first to market in the U.S. with a business model that was proven in the UK. The EMV regulation changes that enable APIs at POS happened 6 years earlier in the UK. This early adoption allowed the UK-based nonprofit Pennies to raise over $17 million for more than 300 charities. Pennies API has the back-end payment infrastructure to put a simple nonprofit donation request at checkout and charge a 10% transaction fee, proving the business model's worth to retailers, nonprofits, and shoppers. Parvenu's patent-pending technology for personalizing charity checkout will take this successful business model to the next level in a completely untapped market.

Meet the Founders



Patrick Hoban

Co-founder & CEO

I am an experienced fundraiser who brings industry insights, sales, strategy, & vision. I previously authored 2 books and co-founded an app.



Johnny Li

Co-founder & COO

I have a background in technology consulting with a focus on Software as a Service.

AND THE REST OF THE TEAM



Krista Conley

Business Development

Serial entrepreneur with 2 successful acquisitions. Angel investor for 5 years. Part time.



Chad Kong

Technology Development

Lead engineer in multi-million dollar projects in oil and gas, including work in machine learning.

Raised $76,864 From 99+ Investors

$15,000	$61,864
December 2017 LOAN	In Progress

Alfred Chang

Ellen Yeung
keyboard cat moon changed my life

Oliver Gehrmann

Dillon Paul Eng

Ed Sack Acepcion

Tyler Tabman

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: Who is your customer?

P: Parvenu's customers are retail and grocery brands. Our target retailers have high foot traffic, a customer-facing display at checkout, and already align their brand with nonprofits. Examples of target customers include Walmart, CVS, Whole Foods, Amazon, Walgreens, and Kroger.

WF: What are the benefits for the retailer?

P: We help retailers build a unified and personalized brand experience by highlighting causes that shoppers care about. With Parvenu's platform, the retailer enjoys a stronger brand with more loyal shoppers, increased sales, and a means of differentiating themselves from the competition.

WF: How do you acquire customers?

P: Parvenu has multiple sales channels to get retailers to use our platform.

- We will run pilot programs through the various payment partnerships we have already established.
- We will attend retailer and payment industry trade shows and conferences.
- Retailers all have a foundation arm, such as Staples and the Staples Foundation, whose focus is on improving the retailer's community relations.
- We leverage nonprofits that have existing relationships with retailers, but are not the single nonprofit the retailer currently displays for POS giving campaigns. A relationship where the nonprofit gives us a warm introduction to the retailer is mutually beneficial, as our platform can raise the nonprofit additional funds by collecting donations for them at POS.

WF: Does Parvenu's platform replace the retailer's existing point of sale software or loyalty program? ^

P: No, our platform works WITH both their existing point of sale software and loyalty program.

WF: How does Parvenu's platform enhance a retailer's existing loyalty program? ^

P: Parvenu's platform integrates with the retailer's existing loyalty programs. Retailers can give shoppers loyalty points or discounts on their next related purchase by making a donation to incentivize them to return. For example, a retailer could offer a shopper a 10% discount on dog food on their next visit if they make a donation to the animal shelter at checkout.

Integrating with the retailer's loyalty program allows us to make more accurate predictions when using data across multiple channels and we can provide data-driven insights for retailers on their customer's shopping habits.

WF: Besides personalization, how is Parvenu's platform different from other crowdfunding platforms? ^

P: Parvenu's crowdfunding is unique in that we take a B2B approach, with retailers as our distribution channel. A crowdfunding website is tasked with building a massive audience from scratch, and Parvenu's crowdfunding platform addresses this fundamental challenge by strategically combining it with distribution channels that already have high foot traffic: retail checkout.

WF: How does the technology work? How does AI create personalization? ^

P: We commonly explain our platform by discussing predictive alignment: matching items like dog food purchases to animal shelters. We know that a Millennial mom cares about different causes than a retired veteran, so we use multiple data points in order to truly personalize the donation request.

In addition to types of items being purchased, our platform also uses the number of specific items, total cart size, on-sale vs. premium items, and shopping habits over time if the shopper is part of the retailer's established loyalty program. These data points help us generate profiles of a shopper's interests, age, gender, price sensitivity, community engagement levels, and family size to most accurately predict what they care about. AI can pinpoint the needs of a shopper more precisely than any human ever could by analyzing data manually.

WF: How have the changes in the payment industry made this newly possible? ^

P: Recent changes in EMV regulation have enabled third party integrations with payment processors. Verifone announced in October 2017 that they would be opening up their app marketplace for such integrations; the marketplace launches this summer. Greater openness is a game changer that enables businesses like ours to thrive; if we had come up with our technology one or two years ago, we would be stuck developing a separate platform for each closed point of sale system. This would have been a costly and cumbersome business model. Now, we will develop our API to integrate at the payment processor level: one-size-fits-all. Payment processors are EVERYWHERE, so the lift on regulations enables us to implement this new technology and scale it quickly.

WF: Is Parvenu's platform proprietary? ^

P: Yes, the provisional patent (US 62/659,309) has been submitted for the design and features of our platform.

WF: Is Parvenu's platform omni-channel?

P: Yes, our platform integrates with in-store, online, and in-app point of sale (POS) systems. While storefront retail is currently the primary battleground for shoppers, the omni-channel experience is quickly becoming the new standard. Parvenu's platform stays ahead of the changing landscape of retail by placing a focus on omni-channel functionality.

WF: Can Parvenu's platform integrate with all payment terminals and point of sale (POS) systems?

P: Yes, by taking an API-based approach, we can integrate with any payment terminal or POS system API.

WF: Which APIs have you been granted developer access to?

P: We have established relationships and have access to developer APIs with nearly every major payments player; Verifone, Ingenico, Worldpay/Vantiv, First Data, Shopify, Woocommerce, Magento, Square, and Clover.

WF: How big is the market?

P: Crowdfunding is a $5B+ industry that is quickly growing to projected $300B in 2025. Total charitable giving totals $390B. We are bringing crowdfunding to the point of sale (POS) giving space, which is currently raises $441M annually.

WF: How does Parvenu make money?

P: Parvenu charges a 10% baseline transaction fee on donations processed. This business model leverages key pain points for retailers and nonprofits. Retailers enjoy all the benefits of our platform at no cost and we entirely eliminates the traditionally high upfront cost associated with nonprofit fundraising by charging a 10% transaction fee on donations collected

WF: How does Pennies prove your business model?

P: Like Parvenu, Pennies is an organization that also implements their third-party platform at the retailer's point of sale, collects charitable donations, and charges a 10% transaction fee on donations collected. Pennies has worked with many retailers to raise over $17 million for charities in the UK. Traditionally, retailers have set up charity checkout, but the trend in retail is toward using third parties to provide shoppers with a better experience.

Pennies proves that retailers are willing to use a third-party technology platform to collect donations and charge a transaction fee. Meanwhile, Parvenu is positioned to be the first to market in the US, and we build on their established model by adding what retailers want most; personalization.

Typically, if an idea has a proven business model, then that means it's going to face a lot of competition. On the other hand, if it's the first mover, then there is less competition, but at the cost of having an unproven business model. Parvenu is uniquely positioned to have the best of both worlds: we have Pennies as a proven business model, AND we are positioned to be the first movers in the U.S. market. The timing for our technology is perfect!

And unlike Pennies, we are for-profit, we are offering a personalized experience, we are operating in a larger market, and we are using AI for all sorts of incredible smart features. We are taking a system that works, bringing it into an unoccupied space, and making it high-tech and supremely scalable!

WF: What is Pre-Check?

P: Pre-Check is the new approach to giving that fosters a culture of giving. Rather than ask, "Would you like donate? Yes/No," Parvenu Pre-Checks the donation box and shoppers can uncheck the box if they don't want to give.

Asking, “Would you like to donate? Yes/No” has an 8% national average success rate and raised $441 million for nonprofits at the checkout counter. We were pretty sure we'd raise more with Pre-Check, but we wanted to know 1) if we make the Pre-Checked box obvious and don't try and hide it, will it upset people? 2) how much higher than 8% will the success rate be?

We started out by testing Pre-Check at a single store for a chain. The test went so well that we expanded it to five locations. Shoppers didn't mind Pre-Checked donations when we didn't try to hide it and the success rate went from 8% to 25%, 3x the national average!

We have adopted the Pre-Check method from organizations such as Kiva, a micro-loan organization with the highest Charity Navigator rating. You don't have to donate any money to see their version of Pre-Check. Click on “Lend $25” for any cause and then click on “Basket.” Kiva adds an optional donation onto checkout. To remove the donation, users click on the donation and move the slider to adjust the amount to zero. Although we are not making opting out as difficult, Kiva does serve as further proof that our Pre-Check concept works with highly-reputable and top-rated nonprofits.

WF: Who are your competitors? How are you different from traditional fundraising? ^

P: Our competitors are existing fundraising companies. Traditional retail fundraising efforts are low-tech. This limitation has resulted in very low donation rates (8%), and the causes do not give the retailer as impactful of a return on investment. We distinguish ourselves as the first movers to leverage AI in the retail CSR market. Our donation rates are higher (25%+), and our inspired design is geared to build brand alignment between the retailer and the shopper in order to maximize customer retention and ROI.

Our advantages extend beyond superior technology in an environment of legacy platforms. We also slash the upfront costs in traditional fundraising methods, creating low barrier to entry for smaller charities. We offer greater transparency and significantly lower overhead compared to CSR efforts like Walgreens' Red Nose campaign, which loses 50% of the donation to overhead.

WF: How does Parvenu handle data? ^

P: Payment processors encrypt the shopper data into tokens so that we do not collect sensitive information on our end. Our platform interacts with the retail rewards system so that the data is exclusively in the hands of the retailer - not ours. This keeps us from unintentionally committing a breach of privacy. Technological improvements have greatly reduced the scope of PCI compliance; what was formerly a 3-stage process is now distilled to a single step. With the hardware and back end removed from data verification, data protection is maximized and more efficient than ever.

WF: Why are you uniquely qualified to make this happen? ^

P: Patrick (CEO) comes from a background in fundraising and has his finger on the pulse of the fundraising landscape. Meanwhile, Johnny (COO) comes from a background in software consulting and brings corporate expertise in solutions delivery. Beyond the core team of founders, Parvenu boasts a chief strategy officer with 2 prior startup exits as well as advisors with in-depth expertise.

WF: Have you completed any incubator programs? ^

P: We completed the SEEDSPOT incubator program, which has provided us with an excellent network of resources, guidance, advisors, and $100,000 in AWS credits.

WF: Does Parvenu have an advisory board? ^

P: Our advisory board consists of a core team of experts. Mike Wakeland is CEO of DialogueDirect, an industry-leading fundraising company. Henry Shi is a serial entrepreneur who spearheaded our initial test launch.

WF: How do you choose which nonprofits you raise money for?

P: Retailers already have multiple nonprofit partners that they align their brand with, but until now they could only raise money at checkout for a single cause. Parvenu's platform enables the retailer to ALL of the retailer's nonprofit partners at once.

WF: What if AmazonGo becomes commercialized? How will Parvenu adapt to payment trends?

P: We expect it to! Parvenu is developing an omni-channel platform in order to provide for the retailer's needs as payment processing shifts to an increasingly mobile system.

WF: How is Parvenu regulated?

P: We maintain compliance with:

- Registered Funding Portal - Section 4A(a)(1) of the Securities Act
- State Fundraising Laws
- PCI Compliance
- AFP Code of Ethical Principles
- FTC Act
- Retail Technology Standards
- Negative Option Rule
- ROSCA Act
- Charleston Principle

WF: How does Parvenu's platform compare with similar retail fundraising campaigns?

P: One of the most popular retail campaigns is Walgreens' Red Nose fundraiser. This campaign sells red nose accessories to raise money for children in need. However, half of the donation goes toward overhead spending in order to pay for the red nose accessory. Parvenu takes a base transaction fee as low as 10% - a fraction of the cost, and engages the shopper more effectively.

WF: What are you plans down the road?

P: As we develop our platform, our ambition is to not only provide a shopping experience at the point of sale, but to engage the shopper throughout the entire process. Through beacon and geo-fencing technology, we will be able to communicate through shopper's mobile devices by presenting them with causes they care about and offering incentives through the retailer's loyalty rewards programs.

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Baron Huntington Aug 1

What's your exit plan?



Patrick Hoban Co-founder & CEO FOUNDER edited Aug 3

Hi Baron! Exit strategy is a very important question, and I'm excited to say that we have many more options available to us than the average startup company. This is because we operate at the intersection of so many industries: retail, nonprofit, big data, marketing, and FinTech.

The path we have laid out is to use our seed funds to build, test, iterate, and deploy. We will scale quickly through distributors. Distributors will enable our platform to infiltrate many stores at a time, which eclipses a more traditional door-to-door type sales rollout. We are targeting retail giants who can get us into multiple locations per deal. In addition, our roll-out will take place across all channels: in-store, online, and on mobile. After developing a wide-scale presence, we will be in prime condition to exit through a number of different routes.

The NY-based crowdfund research firm Crowdability recently promoted our offering:
https://www.crowdability.com/deals/parvenu

As mentioned in this report, we already are partnering with FinTech players with market caps that exceed $2 billion. These top payment terminal companies like Verifone and Ingenico can easily acquire us as they incorporate our platform as a native feature of their hardware to boost their revenue. Data acquirers like First Data, with a $21 billion market cap, also provide an exit route due to valuable insights and analytics that our platform will provide.

In addition, retailers are always looking for ways to gain a marketing and branding edge on their competition. With so many retail and grocery giants competing against one another, the exit opportunities are numerous. Walmart, Amazon, and Macy's, to name a few. Take a look at what the CEO of Macy's has to say about acquisitions: *https://tinyurl.com/yddoy2ge*

In summary, we are uniquely positioned with viable exit opportunities across multiple sectors, and this affords us more opportunity than you'll see with most startups. Retail and FinTech in particular are all around us, and there is no shortage of opportunities. Of course, this is also not to rule out an IPO as a potential long-term exit as well. With a digital platform that operates wherever there are transactions, we have a business model that is inherently able to achieve a wide scale, and we may very well be positioned to take the company public.

Dillon Paul Eng Jun 30

Over what period of time did Pennies raise the 17 million? Do they use a pre-check model?



Patrick Hoban Co-founder & CEO FOUNDER Jul 19

Thank you for your questions! Pennies raised $17 million over 8 years and they are continuously growing. They recently raised over half a million pounds in a single month in December 2017. They have not used Pre-Check, and we aim to build on their success with Pre-Check and AI-based personalization to make the causes displayed more relevant to the shopper.

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RISKS

1 *An investment in the securities offered hereby is highly speculative and involves a high degree of risk. You are urged to carefully consider the risk factors described below and to retain your own professional advisors to review and evaluate the economic, tax and other consequences of an investment in these securities, and you are not to construe the contents of this Memorandum, or any other information Parvenu furnishes, as legal, financial or tax advice. These risk factors are not intended to represent a complete list of the general or specific risks that may affect Parvenu and its business. There may be other significant risks, now or in the future that are not described herein, and the risks listed below may affect Parvenu to a*

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Parvenu is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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